Exhibit 99.1

Meade Instruments
Stockholder & Investor Presentation — July 2007

Safe Harbor

During the course of this presentation the Company or its representatives may make forward-looking remarks regarding future events or the future financial performance of the Company.  We wish to caution that such statements are just predictions and actual events or results may differ materially.  We refer you to the documents the Company files from time to time with the SEC.  These documents contain important factors that could cause actual results to differ materially from those contained in any forward-looking statement of the Company made in connection with this presentation.

Meade Instruments
Global consumer optics company with worldwide brand recognition in telescopes, binoculars, riflescopes and other optical products

•	Founded in 1972

•	Nasdaq: MEAD

•	Headquartered in Irvine, CA

•	Approximately 300 employees

•	FY07 (ended February 28) revenues: $101.5 MM, Q1 FY08 revenues: $17.7 MM

•	Insider Ownership: ~30%

Highlights

•	Award-winning products with worldwide recognition

•	Latest innovation: mySKY™, Your Personal Guide for Sky Exploration

•	Other revenue initiatives in place, including new products and new distribution strategies

•	Strong global distribution network

•	Significant progress last year in reducing overhead and improving supply chain management

•	Top-line growth, significant improvement in margins, and break-even operating income forecasted for FY08

Global Brand Recognition (PICTURES OF VARIOUS TELESCOPES)

Sales by Product (as % of total, full year FY07)

(GRAPHICAL DATA)

World Class Customer Base (PICTURES OF CUSTOMER LOGOS)

Competitive Strengths

•	Innovative, technically advanced products for astronomers, hunters, and outdoorsmen

•	Broad line of products

•	Strong global brands

•	Attractive value propositions for customers

•	Broad global distribution network

•	Global sourcing know-how

Astronomy for Every Level of Enthusiast (PICTURE OF TELESCOPE)

•	RCX and LX

•	ETX

•	Coronado solar telescopes

Binoculars and Riflescopes (PICTURES OF BINOCULARS AND RIFLESCOPES)

•	Simmons ®

•	Weaver ®

•	Bresser ®

Other Great Product Categories (PICTURES OF ACCESSORIES)

•	Microscopes

•	Cameras

•	mySKY™

•	Your Personal Guide for Sky Exploration

Sales Growth Strategies — For Short- and Longer-Term
•	Short-term • • • •	Realize improvements from supply chain initiatives Added sales representation Established product line extensions New Simmons and Weaver ad campaigns

New Simmons Ad Campaign (PICTURES OF TWO ADS)

Sales Growth Strategies — For Short- and Longer-Term
•	Mid- and longer-term • • • • • •
Increased marketing of brands
Expanded “big box” relationships
Penetration into new retail categories
Exploration of adjacent and OEM businesses
Accelerated pace of new product introductions
Introduction of mySKY™

Introducing mySky™ (PICTURE OF MYSKY)
Your Personal Guide to Sky Exploration

•	Breakthrough new product for Meade

•	New product category

•	New target audience

Q2 and Beyond:
Working the Initiatives •	2007 Initiatives Benefiting 2008 and Beyond

1.	Operational improvements

• • • • •	Facilities and distribution consolidation Headcount reduction Trimmed inventory and reduced SKUs Supply chain management Introduction of management processes in all areas

2.	Increased focus on new product development

3.	Improved customer service

Long-Term Initiative: Increase Gross Margin to 30%+ in 3-5 Years
•	Reducing manufacturing overhead • • • •	Moved ETX Production out of Irvine, California Closed 3 locations and consolidated into Irvine Improving efficiency in Chinese production Capitalizing on 360 Sourcing to impact first cost

•	Reduce shipping costs by improving deliveries of riflescopes and other Asian-sourced products

•	Reduce spread between Gross and Net Sales
	• • •	Returns Mark downs Quality

Long-Term Initiative: Reduce SG&A to 20%+ of Sales in 3-5 Years

•	Dramatic reduction in headcount levels in FY07

•	Continue to control costs

•	Reduction in facilities costs

(GRAPHICAL DATA)

SKU Count Dropping • • •	F ’06 – 1099 skus F ’07 – 673 skus F ‘08 – 570 skus

Inventory Dropping • • •	FY06 — $34.4 MM FY07 — $25.3 MM 1Q08 — $23.8 MM

(GRAPHICAL DATA)

Financial Section
Sales & Operating Income

(GRAPHICAL DATA)

Long-Term Financial Targets

•	Revenue Growth 7 – 10%

•	Gross Profit Margin 32 – 37%

•	SG&A % 22 – 27%

•	Operating Income

•	Margin 10 – 15%

1Q08 Balance Sheet (select items)

(in thousands)	May 31, 2007
Current Assets
Cash	$2,146
Accounts Receivable, less doubtful accounts	$14,024
Inventories	$23,759
Total Current Assets	$40,843
Total Assets	$53,288
Total Current Liabilities	$21.052

Total Stockholders’ Equity	$30,654

1Q08 Income Statement

(in thousands, except per share data)	1Q FY 08	1Q FY 07

Net sales	$17,621	$18,745
Cost of sales	15,790	15,297

Gross profit	1,831	3,448
Selling expenses	2,251	3,359
General and administrative expenses	2.838	3,044
ESOP expense	69	78
Research and development expenses	448	327

Operating income (loss)	(3,775)	(3,360)
Interest expense	94	99

Income (loss) before income taxes	(3,869)	(3,459)
Provision for income taxes	335	117

Net income (loss)	$(4,204)	$(3,576)
Basic and diluted income (loss) per share	$(0.21)	$(0.18)

Highlights
•	Award-winning products with worldwide recognition

•	Latest innovation: mySKY™, Your Personal Guide for Sky Exploration

•	Other revenue initiatives in place, including new products and new distribution strategies

•	Strong global distribution network

•	Significant progress last year in reducing overhead and improving supply chain management

•	Top-line growth, significant improvement in margins, and break-even operating income forecasted for FY08